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                                                                     EXHIBIT 1.1

                             AMKOR TECHNOLOGY, INC.

                             Underwriting Agreement

                                                              New York, New York
                                                                November 5, 2003

To the Representatives
  named in Schedule I
  hereto of the Under-
  writers named in
  Schedule II hereto

Ladies and Gentlemen:

                  Amkor Technology, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the number of shares of common stock, $0.001 par value ("Common Stock"), of the Company set forth in Schedule I hereto (the "Securities") (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule II hereto to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

                  (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of

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         the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                  (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

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                  (c) The Company and each of its Subsidiaries (as defined
         below), have been duly incorporated or organized and are validly existing as corporations or as limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or organization, have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, and are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, except such proceedings which, if successful, could not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect. The Company owns at least 50% of the outstanding capital stock or partnership interests, directly or indirectly, of only the following corporations, associations, partnerships or other entities (each a "Subsidiary" and, collectively, the "Subsidiaries"): Amkor International Holdings, Ltd., Amkor Wafer Fabrication Services S.A.R.L., Amkor Technology Euro Services, S.A.R.L., Amkor Technology Limited, Guardian Assets, Inc., Amkor Technology Korea, Inc. ("AT Korea"), SemiSys Co., Ltd., P-Four, Inc. ("P-Four"), Amkor Technology Philippines, Inc., Amkor Technology Hong Kong, Ltd., Amkor Technology Japan, K.K., Amkor Iwate Company, Ltd. (K.K.), Amkor Assembly & Test (Shanghai) Co., Ltd., Amkor Technology Taiwan Limited, Amkor Investments Holding Co. and Amkor Technology Greater China, Ltd. Amkor Investments Holdings Co. and Guardian Assets, Inc. are the only subsidiaries of the Company that are incorporated or organized under the laws of any state of the United States.

                  (d) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

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                  (e) All the outstanding shares of capital stock of each
         Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except for directors or similar qualifying shares and except that the Company owns 60% of the capital stock of Amkor Iwate Company, Ltd. (K. K.), are owned by the Company directly or indirectly through one or more wholly owned Subsidiaries free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

                  (f) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) There is no franchise, lease, contract, agreement or document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the documents identified in the Preliminary Final Prospectus or the Prospectus under the heading "Where You Can Find More Information" (the "Incorporated Documents") and/or the Preliminary Final Prospectus or the Final Prospectus, to the extent such franchises, leases, contracts, agreements or documents are described therein, are accurate and complete descriptions of such documents in all material respects.

                  (h) Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                  (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

                  (j) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  (k) None of the issuance and sale of the Securities, the performance of the Company's obligations under this Agreement or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the

                                       4

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         charter or bylaws of the Company or any of its Subsidiaries, (ii) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses
         (ii) and (iii) only, any conflicts, breaches or violations which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

                  (l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property or assets is pending or, to the best of the Company's knowledge, threatened that could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or a Material Adverse Effect.

                  (m) Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, in each case free and clear of all liens, encumbrances, claims and defects that would be reasonably expected to result in a Material Adverse Effect.

                  (n) Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or bylaws, (ii) is in default in any respect, and no event has occurred and is continuing which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (iii) is in violation in any respect of any statute, law, rule, regulation, judgment order or decree of any court, governmental body, arbitrator or other authority having jurisdiction over the Company, any such Subsidiary or any of their respective properties or assets, or (iv) is in non-compliance with any term or condition of, or has failed to obtain and maintain in effect, any license, certificate, authorization or permit required for the ownership or lease of its property or the conduct of its business, except any violations, defaults, non-compliance or failures which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  (o) PriceWaterhouseCoopers LLP ("PWC") who has expressed its opinion on the audited consolidated financial statements of the Company and related schedules included in the Preliminary Final Prospectus and the Final Prospectus, are independent public accountants with respect to the Company and its Subsidiaries within the meaning of the Act.

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                  (p) Samil Accounting Corporation, an affiliate of PWC, who has expressed its opinion on certain audited financial statements of AT Korea and whose report thereof is incorporated by reference in the Preliminary Final Prospectus and the Final Prospectus are independent public accountants with respect to AT Korea, within the meaning of the Act.

                  (q) The historical consolidated financial statements of the Company and its Subsidiaries included or incorporated by reference in the Preliminary Final Prospectus and the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption "Summary Financial Information" in the Final Prospectus fairly present, on the basis stated in the Final Prospectus, the information included therein. The pro forma financial statements incorporated by reference in the Preliminary Final Prospectus and the Final Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Final Prospectus and the Final Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                  (r) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

                  (s) Neither the Company nor any of its Subsidiaries has been or is in violation of any federal or state or foreign law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials, and the Company and its Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state and foreign occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each of its Subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals

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         or failure to comply with the terms and conditions of such permits, licenses or approvals which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (t) The Company and its Subsidiaries each (i) have filed all federal, state, local and foreign income and franchise tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), (ii) have paid all federal, state, local and foreign taxes shown as payable on such returns, to the extent that any of the foregoing is due and payable, except for any such tax that is currently being contested in good faith or as would not have a Material Adverse Effect, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect.

                  (u) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best of the Company's knowledge, is threatened, that could reasonably be expected to have a Material Adverse Effect.

                  (v) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent for the businesses in which they are engaged; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated in the Final Prospectus.

                  (w) No Subsidiary (excluding Amkor Iwate Company, Ltd., (K.K.)) is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary, except as described in or contemplated by the Final Prospectus (exclusive of any supplement thereto).

                  (x) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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                  (y) There is and has been no failure on the part of the
         Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

                  (z) The Company and each of its Subsidiaries owns or has obtained licenses for the patents, patent applications, trade and service marks, trade secrets and other intellectual properties referenced or described in the Final Prospectus as being owned by or licensed to them (collectively, the "Intellectual Property") and (i) to the best of the Company's knowledge, there are no rights of third parties to any such Intellectual Property owned by the Company or any of its Subsidiaries; (ii) to the best of the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its Subsidiaries in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the best of the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the best of the Company's knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Final Prospectus as being owned by or licensed to the Company or any of its Subsidiaries that interferes with the issued or pending claims of any such Intellectual Property; and (vii) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company or any of its Subsidiaries invalid or any U.S. patent application held by the Company or any of its Subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, in each case of clauses (i) through (vii) that could reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiaries owns or could obtain the Intellectual Property or has the rights to the Intellectual Property that is necessary to conduct the Company's business as described in the Final Prospectus.

                  (aa) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

                  (bb) Neither the Company nor its affiliated purchasers, as defined in Rule 100 of Regulation M under the Exchange Act ("Regulation M"), either alone or with one or more other persons, (i) has taken, either directly or

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         indirectly, any action which was designed to cause or result in, stabilization or manipulation of the price of any security of the Company ("Subject Securities") in connection with the offering of the Securities or (ii) will bid for or purchase any Subject Securities of the Company or any other covered securities (within the meaning of Regulation M) relating to the Subject Securities (together with the Subject Securities, "Covered Securities"), or attempt to induce any person to bid for or purchase any Covered Securities, in either case, for the purpose of creating actual or apparent active trading in, or raising the price of the Securities.

                  (cc) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries or any of the members of the families of any of them, which loans, advances or guarantees are required to be, and are not, disclosed in the Final Prospectus.

                  (dd) There have not been, and there are not proposed, (i) any transactions or agreements between the Company or any of its Subsidiaries on the one hand and the officers, directors or stockholders of the Company or any of its Subsidiaries on the other hand, or (ii) any transactions or agreements between the Company on the one hand and any of its Subsidiaries on the other hand, or among any of the Company's Subsidiaries, which transactions or agreements are required to be, and are not, disclosed in the Final Prospectus.

                  (ee) No officer or director of the Company is in breach or violation of any employment agreement, non-competition agreement, confidentiality agreement or other agreement restricting the nature or scope of employment to which such officer or director is a party, other than such breaches or violations which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (ff) Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the Final Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any development which could reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (gg) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of

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         ERISA) or any of the events set forth in Section 4043(b) of ERISA
         (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan"(as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

                  (hh) The minute books of the Company and each of its Subsidiaries have been made available to the Representatives and counsel for the Representatives, and such books contain a fair summary of all meetings and actions of the directors and shareholders of the Company and each of its Subsidiaries since the time of its respective incorporation through the date of the latest meeting and action.

                  (ii) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (jj) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Final Prospectus has been made for which the Company's management did not have a reasonable basis.

                  (kk) Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company of any of its Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which could reasonably be expected to have a Material Adverse Effect.

                  (ll) Except as disclosed in the Registration Statement and the Preliminary Final Prospectus and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc.

                  2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to

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purchase from the Company, at a purchase price of $18.145 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in
Schedule II hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,050,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

                  5. Payment of Expenses. The Company agrees with the Representatives to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities to the Representatives or pursuant to the sale of the Securities to the public as set forth in the Final Prospectus and any transfer or other taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of any Preliminary Final Prospectus and the Final Prospectus and any amendments and exhibits thereto, the costs of printing, reproducing and distributing the applicable related documents by mail, telex or other means of communications; (c) any applicable listing or other fees and any fee of the National Association of Securities Dealers, Inc. in connection with its review of the offering; and (d) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9, the Representatives shall pay their own costs and expenses, including the fees and expenses of their counsel and the expenses of advertising any offering of the Securities made by the Representatives.

                  6. Agreements. The Company agrees with the several Underwriters that:

                  (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed

         (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
         Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

                  (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock other than pursuant to this Agreement; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that (i) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, and (iii) the Company may issue shares of Common Stock, having an aggregate Average Trading Price (as defined below) not to exceed $100,000,000, as consideration for an acquisition of another business or assets (including technology thereof), provided that the recipients of such shares agree in writing, in form and substance satisfactory to Citigroup Global Markets, Inc. and its counsel, to be bound by the restrictions set forth in this Section 6(f). For purposes of the immediately preceding sentence, "Average Trading Price" shall mean, with respect to each share of Common Stock , the average closing bid price per share of Common Stock as quoted on the ten (10) consecutive trading days immediately preceding the public announcement of the acquisition referred to in the preceding sentence (or, if there is no such announcement, the execution of a binding definitive agreement for such acquisition).

                  (g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

                  (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (i) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date hereof, or if the information reported in the Incorporated Documents, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Florida Department of Banking and Finance (the "Department") notice of such business or change, as appropriate, in a form acceptable to the Department.

                  7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties, in all material respects (or, in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, in all respects), on the part of the Company contained herein as of the Execution Time and the Closing Date and any settlement date pursuant to
Section 3 hereof to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to each of the performance by the Company of its obligations hereunder and to the following additional terms and conditions:

                  (a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) Wilson Sonsini Goodrich & Rosati, a Professional Corporation, shall have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) the Company and Amkor Investments Holdings Co.
                  and Guardian Assets, Inc. (Amkor Investments Holding Co. and Guardian Assets, Inc. are collectively referred to as the "U.S. Subsidiaries") each has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of their respective jurisdictions of incorporation or organization, with full power and authority to own or hold its properties and to conduct its business as described in the Final Prospectus;

                           (ii) all the outstanding shares of capital stock of
                  each U.S. Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable;

                           (iii) the Company's authorized equity capitalization
                  is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities pursuant to (A) the Company's charter or by-laws, (B) any statute, law, rule or regulation, or (C) any contract, agreement or instrument known to such counsel or described in, or filed as an exhibit to, the Registration Statement, the Final Prospectus or any reports or other documents filed by the Company pursuant to the Exchange Act; and, except as set forth in the Final Prospectus, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                           (iv) to the knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Final Prospectus under the headings, "Description of Capital Stock," "Risk Factors - High Leverage and Restrictive Covenants - Our Substantial Indebtedness Could Materially Restrict Our Operations and Adversely Affect Our Financial Condition," "Risk Factors - Environmental Regulations - Future Environmental Regulations Could Place Additional Burdens On Our Manufacturing Operations," "Risk Factors - Protection of Intellectual Property - We May Become Involved In Intellectual Property Litigation," "Risk Factors - Increased Litigation Incident To Our Business - Our Business May Suffer As A Result Of Our Involvement In Various Lawsuits," and "Legal

                  Proceedings" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

                           (v) the Registration Statement has become effective
                  under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) the Company is not and, after giving effect to
                  the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

                           (viii) no consent, approval, authorization, filing
                  with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act, the Exchange Act and such as may be required under the blue sky or similar securities laws of any state or foreign jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained except where the failure to obtain such consents, approvals, authorizations, filings or orders or make such filings or registrations could not reasonably be expected to have a Material Adverse Effect;

                           (ix) neither the issue and sale of the Securities,
                  nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the U.S. Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any U.S. Subsidiary or (ii) any U.S. federal, California, Delaware or New York statute, law, rule, regulation, judgment, order or decree known to such counsel applicable to the Company or any of the U.S. Subsidiaries of any U.S., California, Delaware, New York court or governmental agency or body having jurisdiction over the Company or any of the U.S. Subsidiaries or any of their property or assets; and

                           (x) to the knowledge of such counsel, no holders of
                  securities of the Company have rights to the registration of such securities under the Registration Statement.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the U.S. Subsidiaries and public officials. Such opinion may also contain customary qualifications and limitations. References to the Final Prospectus in this paragraph (b) shall also include any amendments or supplements thereto at the Closing Date.

                  (c) Kevin Heron, Esq., the General Counsel of the Company, shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Representatives and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) neither the issue and sale of the Securities nor
                  the performance of the Company's obligations under this Agreement or any of the other transactions herein contemplated will conflict with, or result in a breach or violation of, constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to (i) the charter or by-laws of the Company or any Subsidiary, or (ii) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or bound or to which any of the property or assets of the Company or any Subsidiary is subject, except breaches or violations which, either individually or in the aggregate, would not have a Material Adverse Effect, or (iii) any Pennsylvania statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any

                  Pennsylvania court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets;

                           (ii) to such counsel's knowledge and other than as
                  set forth in the Final Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or its or their property or assets is pending which, individually or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under any of the other transactions herein contemplated; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

                           (iii) except to the extent set forth in the Final
                  Prospectus, and except for directors' qualifying shares which are not material in amount, and except that the Company owns 60% of the capital stock of Amkor Iwate Company, Ltd. (K.K.), all the outstanding shares of capital stock of each Subsidiary are owned by the Company directly or indirectly through one or more wholly owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

         In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of Pennsylvania, the United States or the corporate laws of the State of Delaware, to the extent he deems proper and specifies in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Representative. Such opinion may also contain customary qualifications and limitations. References to the Preliminary Final Prospectus and Final Prospectus in this paragraph (c) include any amendments or supplements thereto at the Closing Date.

                  (d) Ortega, Del Castillo, Bacorro, Odulio, Calma & Carbonell Law Offices, Philippines counsel for the Company, shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Representatives and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                           (i) each of the Subsidiaries incorporated or
                  organized under the laws of the Philippines (the "Philippines Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Philippines, with full corporate power and authority to own or hold its properties and to conduct the businesses in which it is engaged; and

                           (ii) all the outstanding shares of capital stock of
                  each Philippines Subsidiary have been duly authorized and validly issued, are fully paid and non assessable and, except such shares of each Philippines Subsidiary owned by directors thereof, which shares in each case do not exceed 0.1% of the outstanding shares of such Subsidiary, are owned by the Company directly or indirectly through one or more wholly-owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper on certificates of responsible officers of the Company and public officials. Such opinion may also contain customary qualifications and limitations. References to the Preliminary Final Prospectus and Final Prospectus in this paragraph (d) include any amendments or supplements thereto at the Closing Date.

                  (e) Kim & Chang, Korean Counsel for the Company, shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Representatives and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives to the effect that:

                           (i) Amkor Technology Korea, Inc. and SemiSys Co.,
                  Ltd., , which are incorporated or organized under the laws of the Republic of Korea '(the "Korean Subsidiaries"), have been duly incorporated and are validly existing as corporations under the laws of the Republic of Korea, with full corporate powers and authorities to own or hold their properties and to conduct their businesses in accordance with their respective Articles of Incorporation; and

                           (ii) All the outstanding shares of capital stock of
                  each Korean Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, solely based upon the shareholders registries of the Korean Subsidiaries as of the date of such shareholders' registries, all the outstanding shares of capital stock of the Korean Subsidiaries were issued to, and are owned by Amkor Technology Limited, and no claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party was recorded in such shareholders' registries of the Korean Subsidiaries.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of ASI, each Korean Subsidiary and the Company and public officials. Such opinion may also contain customary qualifications and limitations.

                  (f) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus

         (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects (or, in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no development which could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (h) The Company shall have requested and caused PWC to have furnished to the Representatives at the Execution Time and at the Closing Date letters, addressed to the Representatives and dated the Execution Time or the Closing Date, as relevant, in form and substance satisfactory to the Representatives (i) confirming that they are the independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Act and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information as of and for the years ended December 31, 2000, 2001 and 2002 and the unaudited financial information as of and for the quarter ended September 30, 2002 and September 30, 2003 and certain other financial data identified by the Representatives and contained in the Final Prospectus.

                  (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                  (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

                  (m) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (n) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company, any members of the immediate family of the Chief Executive Officer of the Company who beneficially own any shares of Common Stock and Ms. Memma Kilgannon.

                  If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives . Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 7 shall be delivered at the office of Weil Gotshal, & Manges LLP counsel for the Underwriters, at 201 Redwood Shores Parkway, Redwood Shores, California, on the Closing Date.

                  8. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  9.       Indemnification and Contribution.

                  (a) The Company shall indemnify and hold harmless each Underwriter, its officers, employees, representatives, directors and agents and each person, if any, who controls any Underwriter within the meaning of the Act (collectively the "Underwriter Indemnified Parties" and each an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or in the Preliminary Final Prospectus or Final Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement as originally filed or in any amendment thereof or in the Preliminary Final Prospectus or Final Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement in or (ii) omission or alleged omission from the Registration Statement as originally filed or in any amendment thereof or in the Preliminary Final Prospectus or Final Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through Citigroup Global Markets Inc. by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters' Information (as defined in Section 17). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, employees, representatives, agents, directors and each person, if any, who controls the Company within the meaning of the Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or in the Preliminary Final Prospectus or Final Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Registration Statement as originally filed or in any amendment thereof or in the Preliminary Final Prospectus or Final Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriters specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriters' Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.

                  (c) Promptly after receipt by an indemnified party under this
         Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, which firm shall be designated in writing by Citigroup Global Markets Inc., if the indemnified parties under this Section 9 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 9 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and
         (b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under
         Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities offered and sold pursuant to this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities offered and sold under this Agreement, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Underwriters for use in the Registration Statement, the Preliminary Final Prospectus or Final Prospectus consists solely of the Underwriters' Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder, and (ii) any amount the Company would otherwise be required to contribute shall be reduced by the amount the Company has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The Underwriters' obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

                  10. Substitution of Underwriters. If any one or more Underwriters shall default in its performance of its obligations to purchase Securities hereunder and the number of the Securities which such defaulting Underwriter agreed but failed to purchase does not exceed ten percent (10%) of the aggregate number of Securities purchased, the remaining Underwriters shall be obligated severally to purchase (in the respective proportions which the amount of the Securities set forth opposite their names in Schedule I hereto bears to the aggregate number of Securities set forth opposite the names of all the remaining Underwriters) the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any one or more Underwriters shall so default and the aggregate number of securities with respect to such default is more than ten percent (10%) of the total number of securities to be purchased and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Securities by other persons are not made within forty eight (48) hours after such default, this Agreement shall terminate.

         If the remaining Underwriters or any substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Date for a period of not more than five
(5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Final Prospectus, or in any other documents or arrangements, and (ii) the respective number of Securities to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 9 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriters" includes, for all purposes of this Agreement unless the context otherwise requires, any party not originally identified as an Underwriter that, pursuant to this Section 10 purchases Securities which a defaulting Underwriter agreed but failed to purchase.

                  11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

                  12. Survival Of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Representatives, shall be delivered or sent by mail, telex or facsimile transmission to the General Counsel, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013
         Attention: General Counsel (Fax no.: (212) 816-7912);

                  (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Amkor Technology, Inc., 1345 Enterprise Drive, West Chester, Pennsylvania 19380, Attention: Chief Financial Officer (Fax: 610-431-3990).

                  14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  17. Underwriters' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the information in the Final Prospectus contained in the third paragraph related to concessions and reallowances, the eighth paragraph related to stabilization and syndicate covering transactions, the ninth paragraph related to penalty bids and the eleventh paragraph related to passive market making transactions under the heading "Underwriting" concerning the terms of the offering by the Underwriters and the transactions the Underwriters may make in the market, respectively.

                  18. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended, modified or assigned, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

                  19. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                             Very truly yours,

                                             AMKOR TECHNOLOGY, INC.

                                             By: /s/ Kenneth Joyce
                                                 ------------------------------
                                                 Name:  Kenneth Joyce
                                                 Title: Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.

By: Citigroup Global Markets Inc.

By:
   /s/ Dominic Ammerman
   ------------------------------
   Name: Dominic Ammerman
   Title: Managing Director

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

Citigroup Global Markets Inc.

By:
   /s/ Dominic Ammerman
   ------------------------------
   Name: Dominic Ammerman
   Title: Managing Director

                                   SCHEDULE I

Underwriting Agreement, dated November 5, 2003

Registration Statement No. 333 - 81334

Representative(s): Citigroup Capital Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc.

Title, Purchase Price and Description of Securities:

         Title: Common Stock

         Number of Shares to be sold by the Company: 7,000,000

         Price to Public per Share (include accrued dividends, if any): $19.00

         Price to Public -- total: $133,000,000

         Underwriting Discount per Share: $0.855

         Underwriting Discount -- total: $5,985,000

         Proceeds to Company per Share: $18.145

         Proceeds to Company -- total: $127,015,000

         Other provisions: None.

Closing Date, Time and Location:        November 12, 2003 at 10:00 a.m. at Weil,
                                        Gotshal & Manges LLP, 201 Redwood Shores
                                        Parkway, Redwood Shores, California

Type of Offering: Non-Delayed

Date referred to in Section 6(f) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the Representative(s): February 3, 2004.

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 7(h) at the Execution Time: None.

                                   SCHEDULE II

                                                 NUMBER OF UNDERWRITTEN
UNDERWRITERS                                   SECURITIES TO BE PURCHASED
Citigroup Global Markets Inc.                          2,800,000

Deutsche Bank Securities Inc.                          1,750,000

J.P. Morgan Securities Inc.                            1,750,000

Bear, Stearns & Co. Inc.                                 700,000
                                                       ---------

Total .........................                        7,000,000
                                                       =========

[FORM OF LOCK-UP AGREEMENT]                                            EXHIBIT A

                     [LETTERHEAD OF AMKOR TECHNOLOGY, INC.]

                             Amkor Technology, Inc.
                         Public Offering of Common Stock

                                                              November ___, 2003

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
As Representatives of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Amkor Technology, Inc., a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.001 par value (the "Common Stock"), of the Company.

                  In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of ninety (90) days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                                  Very truly yours,

                                                  AMKOR TECHNOLOGY, INC.

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                       2